INDEPENDENT AUDITORS' REPORT



  To the Board of Directors
  Builders Fixed Income Fund, Inc.


  In planning and performing our audit of
  the financial statements of Builders Fixed
  Income Fund, Inc. (the "Fund") for the
  year ended December 31, 2000 (on which
  we have issued our report dated January
  15, 2001), we considered its internal
  control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Fund's internal control.

  The management of the Fund is
  responsible for establishing and
  maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles.
  Those controls include the safeguarding
  of assets against unauthorized acquisition, use, or disposition.

  Because of inherent limitations in any
  internal control, misstatments due to error or fraud may occur and not be detected.
  Also, projections of any evaluation of
  internal control to future periods are
  subject to the risk that the internal control may become inadequate because of changes in conditions, or that the degree of compliance with policies or procedures may deteriorate.

  Our consideration of the Fund's internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatments caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the Fund's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2000.

  This report is intended solely for the
  information and use of management and
  the Board of Directors of Builders Fixed
  Income Fund, Inc., and the Securities and
  Exchange Commission and is not
  intended to be and should not be used by anyone other than these specified parties.

  /s/Deloitte & Touche LLP

  January 15, 2001